UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2018

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events

On October 12, 2018, Onconova Therapeutics, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company had regained compliance with the minimum bid price requirement of the Nasdaq Listing Rule 5550(a)(2) because the Company’s common stock had a minimum closing price of at least $1.00 per share for a minimum ten consecutive business days. As reported previously, the Company was granted a 180 calendar day grace period to meet the requirement on May 7, 2018. A copy of Nasdaq’s letter is attached as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Exhibit
99.1	Letter from Nasdaq to the Company dated October 12, 2018

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Letter from Nasdaq to the Company dated October 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2018	Onconova Therapeutics, Inc.

	By:	Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer